EXHIBIT 99.(J)
                                                                  --------------




INDEPENDENT AUDITORS' CONSENT
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We consent to the incorporation by reference in this Post-Effective Amendment
No. 25 to the Registration Statement on Form N-1A of The DLB Fund Group (File No. 33-82366) of our report dated December 13, 2002 appearing in the annual report to shareholders for the year ended October 31, 2002, of the DLB Fixed Income Fund, DLB High Yield Fund, DLB Value Fund, DLB Core Growth Fund, DLB Enhanced Index Core Equity Fund, DLB Enhanced Index Growth Fund, DLB Enhanced Index Value Fund, DLB Technology Fund, DLB Small Company Opportunities Fund, DLB Small Capitalization Value Fund, DLB International Fund and DLB Emerging Markets Fund, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Experts" and "Report of Independent Auditors and Financial Statements" in the Statement of Additional Information, all of which are part of this Registration Statement.



DELOITTE & TOUCHE LLP

Boston, Massachusetts
February 28, 2003